            As filed with the Securities and Exchange Commission
                             on January 16, 1996
                                                       Registration No. 33-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ____________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             _____________________

                         HELENE CURTIS INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                      36-3398349
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                         HELENE CURTIS INDUSTRIES, INC.
                              325 N. WELLS STREET
                            CHICAGO, ILLINOIS  60610
                                 (312) 661-0222
                    (Address of Principal Executive Offices)

                         HELENE CURTIS INDUSTRIES, INC.
                          DIRECTORS STOCK OPTION PLAN

                            (Full title of the plan)


                                                       Copy to:
        ROY A. WENTZ                                 LARRY A. BARDEN
       VICE PRESIDENT,                               SIDLEY & AUSTIN
SECRETARY AND GENERAL COUNSEL                   ONE FIRST NATIONAL PLAZA
HELENE CURTIS INDUSTRIES, INC.                  CHICAGO, ILLINOIS  60603
    325 N. WELLS STREET                              (312) 853-7785
   CHICAGO, ILLINOIS  60610
       (312) 661-0222
(Name, address and telephone number,
including area code, of agent for service)




                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
                                                         Proposed                  Proposed
Title of securities            Amount to be          maximum offering          maximum aggregate         Amount of
of to be registered             registered            price per share            offering price       registration fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, $.50 par value   120,000 shares         $31.1875 (1)              $3,742,500  (1)           $1,290.52
========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rules 457(h)(1) and 457(c) under the Securities Act of 1933, based upon the average of the high and low sale prices of the Common Stock of Helene Curtis Industries, Inc. on The New York Stock Exchange on Wednesday, January 10, 1996.

                                    PART II
                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Helene Curtis Industries, Inc. (the "Company") are incorporated herein by reference:

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended February 28, 1995.

        (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since February 28, 1995.

        (c) The description of the Company's common stock, par value $.50 per share (the "Common Stock"), which is contained in the Registration Statement on Form 8-A filed with the Commission on October 3, 1984 under the Exchange Act, including any subsequent amendment or any report filed for the purpose of updating such description.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Mr. Roy A. Wentz, Vice President, Secretary and General Counsel of the Company, beneficially owns 56,383.847 shares of Common Stock of the Company (which includes options to purchase 24,141 shares).

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Company's Amended and Restated Certificate of Incorporation, as amended, provides indemnification for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "DGCL"). The Company's By-laws permit the Company to insure its directors, officers, employees or agents against any liability asserted against such person and incurred by such person in any such capacity or arising out his status as such.

        The Company's Amended and Restated Certificate of Incorporation, as amended, provides that, to the full extent permitted by Section 145 of the DGCL, the Company has the power to indemnify, advance payment of expenses on behalf of and purchase and maintain insurance against liability on behalf of all persons for whom it may take each such respective action. Section 145 of the DGCL permits the indemnification by a Delaware corporation of its directors, officers, employees and other agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than derivative actions which are by or in the right of the corporation) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was illegal. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and court approval is required before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action referred to above or in defense of any claim, issue or matter therein, such representative shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred in connection therewith.

        Reference is made to Section 102(b)(7) of the DGCL which provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. It further provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company will be eliminated or limited to the fullest extent permitted by the DGCL as so amended.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8. EXHIBITS

        The Exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.

ITEM 9. UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 16th day of January, 1996.


                                          HELENE CURTIS INDUSTRIES, INC.


                                          By: /s/ Ronald J. Gidwitz
                                              ----------------------------
                                                   Ronald J. Gidwitz
                                               President, Chief Executive
                                                  Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 16th day of January, 1996.


    Signature and Title                          Signature and Title
    -------------------                          -------------------

/s/ Ronald J. Gidwitz                           /s/  Lawrence A. Gyenes
------------------------------                ----------------------------
      Ronald J. Gidwitz                             Lawrence A. Gyenes
         President,                                 Vice President and
Chief Executive Officer and Director               Chief Financial Officer
  (Principal Executive Officer)                 (Principal Financial Officer)

/s/ Mary J. Oyer                                            *
-----------------------------                 -----------------------------
      Mary J. Oyer                                  Marshall L. Burman
Vice President and Corporate                             Director
       Controller
(Principal Accounting Officer)

                                                            *
-----------------------------                 -----------------------------
     Frank W. Considine                             Charles G. Cooper
         Director                                        Director


            *                                               *
------------------------------                -----------------------------
     Gerald S. Gidwitz                               Michael Goldman
   Chairman of the Board,                                Director
          Director


            *                                               *
-----------------------------                 -----------------------------
     Betsy R. Gidwitz                                 John C. Stetson
         Director                                         Director

            *                                               *
-----------------------------                 -----------------------------
      Abbie J. Smith                                  Gilbert P. Smith
         Director                                         Director



* By:  /s/ Roy A. Wentz
     ------------------------
        Roy A. Wentz
      Attorney-In-Fact

            INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8



Exhibit          Description of Exhibit
--------         ----------------------
 4.1             Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to the
                 Company's Annual Report listed on Form 10-K for the fiscal year ended February 29, 1992, Exhibit 3(a)).

 4.2             Bylaws of the Company, as amended (incorporated herein by reference to the Company's Annual Report filed on
                 Form 10-K for the fiscal year ended February 28, 1991, Exhibit 3(b)).

 4.3             Directors Stock Option Plan (incorporated herein by reference to the Proxy Statement for the 1988 Annual
                 Meeting of the Stockholders held June 21, 1988).

*5               Opinion of Roy A. Wentz, Esq.

*23.1            Consent of Roy A. Wentz, Esq. (included in Exhibit 5).

*23.2            Consent of Coopers & Lybrand L.L.P.

*24.1            Powers of Attorney.


_____________________
*   Filed herewith.